UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                January 26, 2006


                          FOODARAMA SUPERMARKETS, INC.
---------------------------------------------------------------
        (Exact name of registrant as specified in charter)


   New Jersey                  1-5745-1       21-0717108
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(State or other jurisdiction  (Commission     (IRS Employer
   of incorporation)           File Number) Identification No.)


Building 6, Suite 1, 922 Highway 33, Freehold, New Jersey 07728
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(Address of principal executive offices)                 (Zip code)


Registrant's telephone number, including area code:(732)462-4700


                                 Not Applicable
----------------------------------------------------------------------------
     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-Financial Information
-------------------------------

Item 2.02. Results of Operations and Financial Condition.
---------- ----------------------------------------------

         On January 26, 2006 Foodarama Supermarkets, Inc. issued a press release announcing its consolidated financial results for its fourth quarter and fiscal year ended October 29, 2005. A copy of the press release is furnished as Exhibit
99.1 to this current report.

      The information furnished under Item 2.02 of this current report, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.


Section 9-Financial Statements and Exhibits
-------------------------------------------

Item 9.01. Financial Statements and Exhibits.
---------  ---------------------------------

         (c)Exhibits:

Exhibit No.       Description
----------        -----------

      99.1        Press Release, dated January 26, 2006,
                  of Foodarama Supermarkets, Inc.
                  Re: Consolidated Financial Results

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                FOODARAMA SUPERMARKETS, INC.
                                ----------------------------
                                       (REGISTRANT)


                                By: /S/ Michael Shapiro
                                   --------------------
                                   Michael Shapiro
                                   Senior Vice President
                                   Chief Financial Officer


Date: January 27, 2006

                                                                  EXHIBIT 99.1

                                          Foodarama Supermarkets, Inc.
                                          Building 6, Suite 1
                                          922 Highway 33
                                          Freehold,  N.J. 07728

                                          CONTACT:  Michael Shapiro
                                                    Senior Vice President
                                                    Chief Financial Officer
                                                    (732) 294-2270

FOR IMMEDIATE RELEASE
FOODARAMA SUPERMARKETS, INC. REPORTS
FOURTH QUARTER AND YEAR END RESULTS

      Freehold, N.J., January 26, 2006 -- Foodarama Supermarkets, Inc. (ASE-FSM) today announced that sales for the 13 weeks ended October 29, 2005 totaled $301,404,000, compared to $298,642,000 in the prior year period. Same store sales from the twenty six stores operated in both periods increased .1% period to period. Sales for the current quarter included the operations of the location in Pennington, New Jersey purchased from Wakefern Food Corporation in September 2005.

      In the current quarter net income was $116,000 or $.11 per diluted share. The Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fourth quarter ended October 29, 2005 were $10,258,000.

      For the thirteen weeks ended October 30, 2004 the Company incurred a loss of $892,000 or a $.91 loss per diluted share. The Company's EBITDA for the fourth quarter ended October 30, 2004 were $9,868,000.

      Sales for the 52 weeks ended October 29, 2005 were $1,215,490,000 compared to $1,173,977,000 in the prior year period. Same store sales from the twenty three stores operated in both periods decreased 1.2% period to period. The decrease was primarily due to the effect of competitive store openings and the impact from the opening of the new Foodarama locations on several of its existing stores, partially offset by comparable store sales increases in locations not affected by competitive openings. Sales for the current 52 week period included the operations of the new Lawrenceville and Aberdeen, New Jersey locations, as well as the locations in Bordentown and Pennington, New Jersey purchased from Wakefern Food Corporation in June 2004 and September 2005, respectively. The Lawrenceville and Aberdeen stores opened in April 2004 and May 2004, respectively. The location in Aberdeen replaced an older, smaller store in the same location.

      For the 52 weeks ended October 29, 2005 the Company reported net income of $976,000 or $.95 per diluted share. The results for the 52 weeks ended October 29, 2005 include a pre-tax impairment charge of $163,000 related to the recording of a non-cash write down of the difference between the net book value of equipment sold upon the closing of a store in November 2005 and the value received for the equipment. The Company's EBITDA for fiscal 2005 were $42,486,000.

      For the 52 weeks ended October 30, 2004 net income was $1,800,000 or $1.75 per diluted share. The Company's EBITDA for fiscal 2004 were $41,534,000. The results for the 52 weeks ended October 30, 2004 include a pre-tax impairment charge of $1,198,000 related to the recording of a non-cash write down of the leasehold improvements, resulting from operating losses incurred at a location having a lease which expired in fiscal 2006.

EBITDA is presented because management believes that EBITDA is a useful supplement to net income and other measurements under accounting principles generally accepted in the United States since it is a meaningful measure of a company's performance and ability to meet its future debt service requirements, fund capital expenditures and meet working capital requirements. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to (i) net income (or any other measure of performance under generally accepted accounting principles) as a measure of performance or (ii) cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. The following table reconciles reported net income to EBITDA:



                                 Thirteen Weeks Ended      Fifty Two Weeks Ended
                                 --------------------      ---------------------
                             October 29, October 30,     October 29, October 30,
                                 2005      2004             2005        2004
                          ----------     -----------     ---------- -----------
Net income (loss)         $   116,000    $ (892,000)    $   976,000 $ 1,800,000
Add:
 Interest expense, net      4,578,000     4,453,000      18,355,000  16,251,000
 Income tax provision
    (benefit)                  70,000      (548,000)        598,000   1,103,000
 Depreciation               5,397,000     5,488,000      21,884,000  20,634,000
 Impairment loss                    -     1,198,000         163,000   1,198,000
 Amortization                  97,000       169,000         510,000     548,000
                          -----------    ----------     ----------- -----------
 EBITDA                   $10,258,000    $9,868,000     $42,486,000 $41,534,000
                          ===========    ==========     =========== ===========

                       FOODARAMA SUPERMARKETS, INC. AND SUBSIDIARIES
                        Consolidated Operating Highlights





For the 13 Weeks Ended                      October 29, 2005   October 30, 2004
----------------------                      ----------------   ----------------
                                              (unaudited)        (unaudited)


Sales................................        $ 301,404,000     $ 298,642,000
Net income (loss)....................              116,000          (892,000)
Net income (loss) per diluted share..                $ .11             ($.91)
Average shares outstanding...........            1,030,481         1,038,940
EBITDA...............................         $ 10,258,000       $ 9,868,000



For the 52 Weeks Ended                      October 29, 2005   October 30, 2004
----------------------                      ----------------   ----------------
                                                (audited)         (audited)

Sales................................      $ 1,215,490,000    $1,173,977,000
Net income...........................              976,000         1,800,000
Net income per diluted share.........                 $.95             $1.75
Average shares outstanding...........            1,031,715         1,030,167
EBITDA...............................   $       42,486,000    $   41,534,000